August 20, 2015	Contact: Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Reports Second Quarter and Year-to-Date 2015 Financial Results
Company Completes Review of Mexico Packaging Center Misstatements
Restates Historical Consolidated Financial Results
Notifies of Late Filing of Second Quarter Form 10-Q

Hartsville, S.C.,U.S. - Sonoco (NYSE: SON), one of the largest diversified global packaging companies, today reported consolidated financial results for the second quarter and year-to-date periods ending June 28, 2015, and restated financial results for the period ended June 29, 2014. The Company previously reported preliminary second quarter 2015 results on July 16, 2015.
Company Completes Review of Mexico Packaging Center Misstatements; Restates Historical Consolidated Financial Results; Notifies of Late Filing of Second Quarter Form 10-Q
As previously reported, in July 2015, the Company discovered the operating results for a packaging center in Irapuato, Mexico, part of the Company’s Display and Packaging segment, had been overstated since 2012. Sonoco, working with outside accounting and legal consultants, conducted a thorough review of financial results which was recently completed. Through this review, the Company determined that reported consolidated revenue and cost of sales had been misstated from 2012 through the first quarter of 2015, resulting in a cumulative overstatement of income before income taxes of $32.4 million and net income of approximately $23.3 million, or $.23 per diluted share. On July 16, 2015, the Company previously reported it expected the cumulative pre-tax impact to be approximately $3 million for the first quarter of 2015 and approximately $30 million for all prior periods, for a total of $33 million.
The Company concluded that the misstatements warranted a restatement of the Company’s financial statements for the years ended December 31, 2012, 2013, and 2014 as well as the interim periods within 2014 and the first quarter of 2015. As a result of the work required to complete its investigation of the Mexico packaging center misstatements, the Company was unable to timely file its Quarterly Report on Form 10-Q for the period ended June 28, 2015. The Company has received a letter from the New York Stock Exchange (NYSE) indicating that, as a result of its failure to timely file its 2015 second quarter Quarterly Report on Form 10-Q, the Company is not in compliance with the continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE-Listed Company Manual. The Company expects to file such report next week, as well as an amended 2014 Annual Report on Form 10-K/A and an amended Quarterly Report on Form 10-Q/A for the period ended March 29, 2015, containing restated financial statements for the years ended December 31, 2014, 2013, and 2012 and the first quarter of 2015. These reports will contain more information regarding the restatement’s impact to the Company’s consolidated and segment financial statements as well as information about the material weaknesses in the Company’s internal control over financial reporting. Filing these reports will also bring the Company into compliance with the NYSE listing requirements.
Tables shown in this news release detail certain restatements to previously issued financial statements. Further information about the Company’s quarter and year-to-date results for the period ended June 28, 2015, can be found in the Company’s July 16, 2015, news release reporting preliminary results for the 2015 second quarter and in a presentation on the Company’s investor relations website at www.sonoco.com.

-more-

1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7851
www.sonoco.com

Sonoco Second Quarter 2015 and YTD Results - page 2

Second Quarter Results

•
Second quarter 2015 GAAP earnings per diluted share were $.63, compared with $.57 per diluted share in the same period of 2014, as restated. On July 16, 2015, Sonoco previously reported preliminary estimated second quarter 2015 GAAP earnings per diluted share of $.61.

•
Base net income attributable to Sonoco (base earnings*) for second quarter 2015 was $.68 per diluted share, compared with $.61 in the same period of 2014, as restated. The Company previously reported estimated base earnings of $.66 per diluted share for second quarter 2015.

Year-to-date 2015 Results

•
Year-to-date 2015 GAAP earnings per diluted share were $1.47 per diluted share, compared with $1.06 in the same period in 2014, as restated. The Company previously reported year-to-date 2015 GAAP preliminary estimated results of $1.44.

•	Year-to-date 2015 base earnings were $1.22, compared with $1.11 in the same period in 2014, as restated. The Company previously reported year-to-date preliminary estimated base earnings of $1.19.

*Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

The following tables reconcile non-GAAP financial measures to the most closely applicable GAAP financial measures. See definition of Non-GAAP Financial Measures on page 10.

-more-

Sonoco Second Quarter 2015 and YTD Results - page 3

		Non-GAAP Adjustments
Three Months Ended June 28, 2015 (Unaudited)	GAAP	Restructuring / Asset Impairment Charges(1)	Other Adjustments(3)	Base

Net sales	$1,248,590	$—	$—	$1,248,590
Cost of sales	$1,008,274	$—	$—	$1,008,274
Gross profit	$240,316	$—	$—	$240,316
Selling, general and administrative expenses	$130,887	$—	$(1,703)	$129,184
Restructuring/Asset impairment charges	$10,445	$(10,445)	$—	$—
Income before interest and income taxes	$98,984	$10,445	$1,703	$111,132
Interest expense, net	$13,601	$—	$—	$13,601
Income before income taxes	$85,383	$10,445	$1,703	$97,531
Provision for income taxes	$24,023	$3,683	$3,282	$30,988
Income before equity in earnings of affiliates	$61,360	$6,762	$(1,579)	$66,543
Equity in earnings of affiliates, net of taxes	$3,269	$—	$—	$3,269
Net income	$64,629	$6,762	$(1,579)	$69,812
Net (income) attributable to noncontrolling interests	$(250)	$(55)	$—	$(305)
Net income attributable to Sonoco	$64,379	$6,707	$(1,579)	$69,507

Per Diluted Share	$0.63	$0.07	$(0.02)	$0.68

		Non-GAAP Adjustments
Three Months Ended June 29, 2014 (Unaudited)	GAAP (As Restated)	Restructuring / Asset Impairment Charges(1)	Other Adjustments(3)	Base (As Restated)

Net sales	$1,247,616	$—	$—	$1,247,616
Cost of sales	$1,018,666	$—	$—	$1,018,666
Gross profit	$228,950	$—	$—	$228,950
Selling, general and administrative expenses	$126,455	$—	$(1,246)	$125,209
Restructuring/Asset impairment charges	$3,671	$(3,671)	$—	$—
Income before interest and income taxes	$98,824	$3,671	$1,246	$103,741
Interest expense, net	$13,135	$—	$—	$13,135
Income before income taxes	$85,689	$3,671	$1,246	$90,606
Provision for income taxes	$29,271	$977	$46	$30,294
Income before equity in earnings of affiliates	$56,418	$2,694	$1,200	$60,312
Equity in earnings of affiliates, net of taxes	$3,126	$—	$—	$3,126
Net income	$59,544	$2,694	$1,200	$63,438
Net (income) attributable to noncontrolling interests	$(125)	$(13)	$—	$(138)
Net income attributable to Sonoco	$59,419	$2,681	$1,200	$63,300

Per Diluted Share	$0.57	$0.03	$0.01	$0.61

(1) Restructuring/Asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(2) Included in 2015 Restructuring/Asset impairment charges are disposal and income tax gains related to the sale of two of the Company's metal end and closures plants.
(3) Other adjustments consist primarily of acquisition-related costs and non-base income tax charges

-more-

Sonoco Second Quarter 2015 and YTD Results - page 4

		Non-GAAP Adjustments
Six Months Ended June 28, 2015 (Unaudited)	GAAP	Restructuring / Asset Impairment Charges(1,2)	Other Adjustments(3)	Base

Net sales	$2,454,642	$—	$—	$2,454,642
Cost of sales	1,993,936	—	—	1,993,936
Gross profit	460,706	—	—	460,706
Selling, general and administrative expenses	227,552	—	29,674	257,226
Restructuring/Asset impairment charges	10,086	(10,086)	—	—
Income before interest and income taxes	223,068	10,086	(29,674)	203,480
Interest expense, net	26,822	—	—	26,822
Income before income taxes	196,246	10,086	(29,674)	176,658
Provision for income taxes	50,244	15,276	(9,232)	56,288
Income before equity in earnings of affiliates	146,002	(5,190)	(20,442)	120,370
Equity in earnings of affiliates, net of taxes	4,315	—	—	4,315
Net income	150,317	(5,190)	(20,442)	124,685
Net (income) attributable to noncontrolling interests	(158)	(70)	—	(228)
Net income attributable to Sonoco	$150,159	$(5,260)	$(20,442)	$124,457

Per Diluted Share	$1.47	$(0.05)	$(0.20)	$1.22

		Non-GAAP Adjustments
Six Months Ended June 29, 2014 (Unaudited)	GAAP (As Restated)	Restructuring / Asset Impairment Charges(1)	Other Adjustments(4)	Base (As Restated)

Net sales	$2,437,648	$—	$—	$2,437,648
Cost of sales	1,998,937	—	—	1,998,937
Gross profit	438,711	—	—	438,711
Selling, general and administrative expenses	250,205	—	(1,270)	248,935
Restructuring/Asset impairment charges	5,663	(5,663)	—	—
Income before interest and income taxes	$182,843	$5,663	$1,270	$189,776
Interest expense, net	$25,778	$—	$—	$25,778
Income before income taxes	$157,065	$5,663	$1,270	$163,998
Provision for income taxes	$51,782	$1,388	$55	$53,225
Income before equity in earnings of affiliates	$105,283	$4,275	$1,215	$110,773
Equity in earnings of affiliates, net of taxes	$4,602	$—	$—	$4,602
Net income	$109,885	$4,275	$1,215	$115,375
Net (income) attributable to noncontrolling interests	$(48)	$(15)	$—	$(63)
Net income attributable to Sonoco	$109,837	$4,260	$1,215	$115,312

Per Diluted Share	$1.06	$0.04	$0.01	$1.11

(1) Restructuring/Asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(2) Included in 2015 Restructuring/Asset impairment charges are disposal and income tax gains related to the sale of two of the Company's metal end and closures plants.
(3) Other adjustments consist primarily of acquisition-related costs, a gain related to the release of reserves related to the partial settlement of the Fox River environmental claims, and an income tax gain from the release of a valuation allowance against tax loss caryforwards in Spain.

(4) Other adjustments consist primarily of acquisition-related costs and non-base income tax charges

-more-

Sonoco Second Quarter 2015 and YTD Results - page 5

Second Quarter and Year-to-Date Segment Results
Sonoco reports its financial results in four operating segments: Consumer Packaging, Paper and Industrial Converted Products, Protective Solutions, and Display and Packaging. Segment operating results do not include restructuring and asset impairment charges, acquisition expenses, interest income and expense, income taxes or certain other items, if any, the exclusion of which the Company believes improves comparability and analysis.

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
		June 29, 2014		June 29, 2014
	June 28, 2015	(As Restated)	June 28, 2015	(As Restated)
Net sales
Consumer Packaging	$531,114	$473,666	$1,050,991	$938,591
Display and Packaging	141,604	162,751	287,389	320,179
Paper and Industrial Converted Products	448,876	490,016	871,187	945,626
Protective Solutions	126,996	121,183	245,075	233,252
Consolidated	$1,248,590	$1,247,616	$2,454,642	$2,437,648

Income before interest and income taxes:
Segment operating profit:
Consumer Packaging	$57,530	$42,831	$111,558	$91,014
Display and Packaging	1,035	4,727	1,873	7,542
Paper and Industrial Converted Products	38,963	46,543	66,760	76,293
Protective Solutions	13,604	9,640	23,289	14,927
Restructuring/Asset impairment charges	(10,445)	(3,671)	(10,086)	(5,663)
Other non-base income/(charges)	(1,703)	(1,246)	29,674	(1,270)
Consolidated	$98,984	$98,824	$223,068	$182,843

-more-

Sonoco Second Quarter 2015 and YTD Results - page 6

About Sonoco
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $5 billion, the Company has 20,800 employees working in more than 330 operations in 34 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2014/2015 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements
Statements included in herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also "forward-looking statements." Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” "commitment," “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” "re-envision," “will,” “would,” "can," "could," "may," "might," “aspires,” "potential," or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

•
availability and pricing of raw materials, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•	costs of labor;

•	work stoppages due to labor disputes;

•	success of new product development, introduction and sales;

•	consumer demand for products and changing consumer preferences;

•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

-more-

Sonoco Second Quarter 2015 and YTD Results - page 7

•	competitive pressures, including new product development, industry overcapacity, and changes in competitors' pricing for products;

•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•	ability to improve margins and leverage cash flows and financial position;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company's existing businesses on operating results;

•	ability to maintain innovative technological market leadership and a reputation for quality;

•	ability to profitably maintain and grow existing domestic and international business and market share;

•	ability to expand geographically and win profitable new business;

•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company's operations;

•	the costs, timing and results of restructuring activities;

•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•	effects of our indebtedness on our cash flow and business activities;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•	cost of employee and retiree medical, health and life insurance benefits;

•	resolution of income tax contingencies;

•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•	changes in U.S. and foreign tax rates, and tax laws, regulations and interpretations thereof;

•	accuracy in valuation of deferred tax assets;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management's assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management's assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;

•	effects of environmental laws and regulations;

•	operational disruptions at our major facilities;

•	failure or disruptions in our information technologies;

•	loss of consumer or investor confidence;

•	ability to protect our intellectual property rights;

•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;

•	international, national and local economic and market conditions and levels of unemployment; and

•	economic disruptions resulting from terrorist activities and natural disasters.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

-more-

Sonoco Second Quarter 2015 and YTD Results - page 8

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
		December 31, 2014
	June 28, 2015	(As Restated)
Assets
Current Assets:
Cash and cash equivalents	$217,775	$161,168
Trade accounts receivable, net of allowances	676,578	653,737
Other receivables	41,003	38,580
Inventories	417,969	420,276
Prepaid expenses and deferred income taxes	95,507	100,028
	1,448,832	1,373,789
Property, plant and equipment, net	1,114,375	1,148,607
Goodwill	1,160,932	1,177,962
Other intangible assets, net	265,696	280,935
Other assets	215,654	212,618
	$4,205,489	$4,193,911
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$816,004	$851,314
Notes payable and current portion of long-term debt	146,780	52,280
Income taxes payable	7,541	8,599
	$970,325	$912,193
Long-term debt, net of current portion	1,124,580	1,200,885
Pension and other postretirement benefits	444,293	444,231
Deferred income taxes and other	123,156	132,755
Total equity	1,543,135	1,503,847
	$4,205,489	$4,193,911

-more-

Sonoco Second Quarter 2015 and YTD Results - page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share)

	THREE MONTHS ENDED		SIX MONTHS ENDED
		June 29, 2014		June 29, 2014
	June 28, 2015	(As Restated)	June 28, 2015	(As Restated)

Net sales	$1,248,590	$1,247,616	$2,454,642	$2,437,648
Cost of sales	1,008,274	1,018,666	1,993,936	1,998,937
Gross profit	240,316	228,950	460,706	438,711
Selling, general and administrative expenses	130,887	126,455	227,552	250,205
Restructuring/Asset impairment charges	10,445	3,671	10,086	5,663
Income before interest and income taxes	$98,984	$98,824	$223,068	$182,843
Net interest expense	13,601	13,135	26,822	25,778
Income before income taxes and equity in earnings of affiliates	85,383	85,689	196,246	157,065
Provision for income taxes	24,023	29,271	50,244	51,782
Income before equity in earnings of affiliates	61,360	56,418	146,002	105,283
Equity in earnings of affiliates, net of tax	3,269	3,126	4,315	4,602
Net income	64,629	59,544	150,317	109,885
Net loss attributable to noncontrolling interests	(250)	(125)	(158)	(48)
Net income attributable to Sonoco	$64,379	$59,419	$150,159	$109,837

Weighted average common shares outstanding – diluted	102,424	103,446	102,362	103,590

Diluted earnings per common share	$0.63	$0.57	$1.47	$1.06
Dividends per common share	$0.35	$0.32	$0.67	$0.63

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
		June 29, 2014		June 29, 2014
	June 28, 2015	(As Restated)	June 28, 2015	(As Restated)

Net income	$64,629	$59,544	$150,317	$109,885
Asset impairment charges	2,187	299	2,462	791
Depreciation, depletion and amortization	52,147	48,337	104,024	95,516
Fox River environmental reserves	(488)	(14,938)	(33,263)	(14,934)
Net pension and postretirement plan contributions	6,852	241	2,847	(34,161)
Changes in working capital	11,717	(19,007)	(36,191)	(75,978)
Other operating activity	(24,292)	(14,406)	(19,955)	24,415
Net cash provided by operating activities	112,752	60,070	170,241	105,534

Purchase of property, plant and equipment, net	(45,461)	(46,880)	(84,815)	(82,298)
(Costs of acquisitions, exclusive of cash)/Proceeds from dispositions	(15,697)	(10,964)	13,411	(10,964)
Net debt proceeds	15,340	50,840	16,665	54,535
Cash dividends	(35,116)	(32,628)	(67,379)	(64,353)
Shares acquired under announced buyback	—	(18,468)	—	(27,103)
Other, including effects of exchange rates on cash	(14,847)	6,403	8,484	6,862

Net increase/(decrease) in cash and cash equivalents	16,971	8,373	56,607	(17,787)
Cash and cash equivalents at beginning of period	200,804	191,407	161,168	217,567
Cash and cash equivalents at end of period	$217,775	$199,780	$217,775	$199,780

-more-

Sonoco Second Quarter 2015 and YTD Results - page 10

Definition of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (GAAP) are referred to as “as reported” or "GAAP" results. Some of the information presented in this press release reflects the Company’s “as reported” or "GAAP" results adjusted to exclude amounts related to restructuring initiatives, asset impairment charges, environmental charges, acquisition costs, excess insurance recoveries, losses from the early extinguishment of debt, and certain other items, if any, the exclusion of which management believes improves comparability and analysis of the underlying financial performance of the business. These adjustments result in the non-GAAP financial measures referred to in this press release as “Base Earnings” and “Base Earnings per Diluted Share.”

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Sonoco continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. Sonoco uses these non-GAAP financial measures for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of each business unit against budget all the way up through the evaluation of the Chief Executive Officer’s performance by the Board of Directors. In addition, these same non-GAAP measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Sonoco management does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Sonoco presents these non-GAAP financial measures to provide users information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. Material limitations associated with the use of such measures are that they do not reflect all period costs included in operating expenses and may not reflect financial results that are comparable to financial results of other companies that present similar costs differently. Furthermore, the calculations of these non-GAAP measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for these limitations, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information which includes all of the items impacting financial results and the non-GAAP measures that exclude certain elements, as described above. Whenever Sonoco uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Whenever reviewing a non-GAAP financial measure, investors are encouraged to fully review and consider the related reconciliation as detailed herein.

Restated Quarterly Segment Results for 2013, 2014 and First Quarter 2015
Provided below are restated sales and operating profits, by segment, for the first quarter of 2015 and four quarters of 2013 and 2014.

THREE MONTHS ENDED (UNAUDITED)	As Restated
March 29, 2015
Net sales
Consumer Packaging	$519,877
Display and Packaging	145,785
Paper and Industrial Converted Products	422,311
Protective Solutions	118,079
Consolidated	$1,206,052

Income before interest and income taxes:
Segment operating profit:
Consumer Packaging	$54,028
Display and Packaging	838
Paper and Industrial Converted Products	27,797
Protective Solutions	9,685
Restructuring/Asset impairment charges	359
Other non-base income/(charges)	31,377
Consolidated	$124,084

-more-

Sonoco Second Quarter 2015 and YTD Results - page 11

THREE MONTHS ENDED (UNAUDITED)	As Restated	As Restated	As Restated	As Restated
	March 30, 2014	June 29, 2014	September 28, 2014	December 31, 2014
Net sales
Consumer Packaging	$464,925	$473,666	$479,609	$544,697
Display and Packaging	157,428	162,751	177,364	169,272
Paper and Industrial Converted Products	455,610	490,016	480,741	476,081
Protective Solutions	112,069	121,183	124,789	126,793
Consolidated	$1,190,032	$1,247,616	$1,262,503	$1,316,843

Income before interest and income taxes:
Segment operating profit:
Consumer Packaging	$48,183	$42,831	$49,769	$59,808
Display and Packaging	2,815	4,727	2,007	1,131
Paper and Industrial Converted Products	29,750	46,543	48,996	36,980
Protective Solutions	5,287	9,640	10,277	8,799
Restructuring/Asset impairment charges	(1,992)	(3,671)	(5,908)	(11,221)
Other non-base income/(charges)	(24)	(1,246)	888	(6,271)
Consolidated	$84,019	$98,824	$106,029	$89,226

THREE MONTHS ENDED (UNAUDITED)	As Restated	As Restated	As Restated	As Restated
	March 31, 2013	June 30, 2013	September 29, 2013	December 31, 2013
Net sales
Consumer Packaging	$463,300	$475,013	$473,332	$481,888
Display and Packaging	147,869	159,151	172,006	159,547
Paper and Industrial Converted Products	454,207	473,217	467,847	463,609
Protective Solutions	117,131	120,510	118,610	114,420
Consolidated	$1,182,507	$1,227,891	$1,231,795	$1,219,464

Income before interest and income taxes:
Segment operating profit:
Consumer Packaging	$42,275	$47,301	$48,960	$48,334
Display and Packaging	12	5,376	5,777	(1,959)
Paper and Industrial Converted Products	31,004	35,991	37,722	33,377
Protective Solutions	9,724	11,376	11,029	7,955
Restructuring/Asset impairment charges	(4,289)	(8,678)	(5,818)	(6,253)
Other non-base income/(charges)	(866)	(88)	563	610
Consolidated	$77,860	$91,278	$98,233	$82,064

###